Exhibit 23.4

CONSENT OF DEGOLYER AND MACNAUGHTON

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

April 2, 2014

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2013 on Certain Properties owned by Linn Energy, LLC”, “Appraisal Report as of December 31, 2012 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC” in the Registration Statement on Form S-4 (No. 333-187458) and related prospectus of Linn Energy, LLC, Linn Energy Finance Corp. and the subsidiary guarantors listed therein for the registration of $1,800,000,000 of 6.250% Senior Notes due 2019 (the “Form S-4”). We further consent to the incorporation by reference of our third party Letter Report, dated February 6, 2014, as Exhibit 99.1 in the Form S-4.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton

Texas Registered Engineering Firm F-716